Exhibit 23.6

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, LaRoche Petroleum Consultants, Ltd. hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84258, 33-89282, 33-88196, 333-07255, 333-27525, 333-30324, 333-46129, 333-30478, 333-52668, 333-67734, 333-67740, 333-109162, 333-118312, 333-118325, 333-126191, 333-135949 and 333-143990) and Form S-3 (File Nos. 333-130196 and 333-142720) of Chesapeake Energy Corporation of information from our reserve report dated February 19, 2008, entitled “Estimate of Reserves and Future Cash Flow to the Chesapeake Energy Corporation Interest in certain properties located in various Arkoma and Sahara Regions as of December 31, 2007, Prepared in Accordance with Securities and Exchange Commission Guidelines” and all references to our firm included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about February 28, 2008.

LAROCHE PETROLEUM CONSULTANTS, LTD.

By:	/s/ William M. Kazmann
Name:	William M. Kazmann
Title:	Senior Partner

Dallas, Texas

February 28, 2008